Exhibit 10.1
FIRST AMENDMENT TO LEASE
     THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is entered into this 12th day of July, 2010 (but is effective as of June 1, 2010) by and between MSCP CROSBY, LLC, a Delaware limited liability company, having an address in care of Divco West Real Estate Services, Inc., 575 Market Street, 35th Floor, San Francisco, California 94105 (“Landlord”), and ACME PACKET, INC., a Delaware corporation, with a current address of 71 Third Avenue, Burlington, Massachusetts 01803 (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant entered into a Lease dated as of November 23, 2009 (the “Lease”) whereby Tenant has agreed to lease from Landlord a total of approximately 123,788 rentable square feet of space in the building (the “Original Premises”) located at 100 Crosby Drive, Bedford, Massachusetts (the “Building”), as further described in the Lease; and
     WHEREAS, Tenant desires to lease from Landlord an additional approximately 27,161 rentable square feet of floor area in the Building, comprised of approximately 22,337 rentable square feet of floor area located on the first and third floors of the Building (and designated as the “Option Space” in Section 1.1.2 of the Lease), as well as approximately 4,824 rentable square feet of floor area located on the ground floor of the Building (collectively, the “Expansion Premises”); and
     WHEREAS, Landlord and Tenant desire to modify certain provisions of the Lease, all as further set forth herein; and
     WHEREAS, Landlord and Tenant desire to amend the Lease to enlarge the Original Premises to include the Expansion Premises, to re-define the Term of the Lease, and to make other modifications to the terms and conditions of the Lease, all as set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:
     1. Definitions. Capitalized terms not otherwise expressly defined herein shall have the meanings ascribed to them in the Lease. The definition of “Lease” in the opening paragraph of the Lease shall include the Lease as amended by all amendments thereto.
     2. Designation of Floors. Tenant has re-designated the floors of the Building. As such, (a) the term “first (1st) floor”, wherever used in the Lease, is deleted and replaced with “ground floor”, (b) the term “second (2nd) floor”, wherever used in the Lease, is deleted and replaced with “first (1st) floor”, (c) the term “third (3rd) floor”, wherever used in the Lease, is deleted and replaced with “second (2nd ) floor”, and (d) the term “fourth (4th) floor”, wherever used in the Lease, is deleted and replaced with “third (3rd) floor”.
     3. Schedule of Incorporated Terms. The Schedule of Incorporated Terms, set forth on pages 1 through 3 of the Lease, is amended as follows:
          a. The definition of “Premises” is deleted in its entirety and replaced as follows:
          “Premises: (a) From the Lease Commencement Date until the Expansion Premises Lease Commencement Date, approximately 1,787 rentable square feet of floor area located on the ground floor of the east tower of the Building, approximately 33,506 rentable square feet of floor area located on the first (1st) floor of the east tower of the Building, approximately 53,583 rentable square feet of floor area located on the second (2nd) floor of the east tower of the Building, and approximately 34,912 rentable square feet of floor area located on the third (3rd) floor of the east tower of Building, all as generally shown on the plans attached hereto as Appendix 1.1A and incorporated herein by this reference (the “Original Premises”). The total rentable square footage of the Original Premises is approximately One Hundred Twenty-Three Thousand Seven Hundred Eighty-Eight (123,788) rentable square feet (the “Original Premises Rentable Area”); and
          (b) From and after Expansion Premises Lease Commencement Date (as hereinafter defined), the Original Premises, plus approximately 4,824 rentable square feet of space located on the ground floor of the Building, approximately 3,460 rentable square feet of space located on the first (1st) floor of the Building, and approximately 18,877 rentable square feet of floor area located on the third (3rd) floor of the Building, all as generally shown on the plans attached hereto as Appendix 1.1A and incorporated herein by this reference (the “Expansion Premises”). The total rentable square footage of the Expansion Premises is approximately Twenty-Seven Thousand One Hundred Sixty-One (27,161) rentable square feet (the “Expansion Premises Rentable Area”). From the Lease Commencement Date until the Expansion Premises Commencement Date, the term “Premises” shall refer to the Original Premises only, and from and after the Expansion Premises Commencement Date, the term “Premises” shall refer to the Original Premises plus the Expansion Premises, as shown on Appendix 1.1A (for reference, the portion of the Expansion Premises located on the first and third floors of the Building is shown on Appendix 1.1.2 of the Lease (before deletion of such Appendix by the First Amendment) as the “Option Space”, and the ground floor portion of the Expansion Premises is located on said ground floor in the area of the Building connecting the east tower to the west tower, as shown on said Appendix 1.1A). Further, from the Lease Commencement Date until the Expansion Premises Commencement Date, the term “Premises Rentable Area” shall refer to the Original Premises Rentable Area only, and from and after the Expansion Premises Commencement Date, such term shall refer to One Hundred Fifty Thousand Nine Hundred Forty-Nine (150,949) square feet of floor area.”
          b. The definition of “Lease Commencement Date” is deleted in its entirety and replaced as follows:

          “Lease Commencement Date: The date that Landlord substantially completes the Tenant Improvements (as hereinafter defined) and delivers to Tenant Landlord’s architect’s certificate of substantial completion of the Tenant Improvements.”
          c. The following definition of “Expansion Premises Commencement Date” is added to the Lease after the definition of “Lease Commencement Date”:
          “Expansion Premises Commencement Date: The first to occur of the following: (a) the date on which Landlord substantially completes Landlord’s Expansion Premises Work (as hereinafter defined) and delivers to Tenant Landlord’s architect’s certificate of substantial completion of Landlord’s Expansion Premises Work, (b) if applicable, the date on which Landlord receives a certificate of occupancy or temporary certificate of occupancy for the Expansion Premises from the applicable governmental authority with respect to Landlord’s Expansion Premises Work, or (c) the date that Tenant occupies any portion of the Expansion Premises for the conduct of its business.
          d. The definition of “Rent Commencement Date” is deleted in its entirety and replaced as follows:
          “Rent Commencement Date: January 1, 2011, subject to Section 1.4.3 hereof.”
          e. The following definition of “Expansion Premises Rent Commencement Date” is added to the Lease after the definition of “Rent Commencement Date”:
          “Expansion Premises Rent Commencement Date: August 1, 2011, subject to Section 1.4.3.1 hereof.”
          f. The definition of “Expiration Date” is deleted in its entirety and replaced as follows: “December 31, 2016.”
          g. The definition of “Monthly Base Rent” is amended by deleting the rental chart thereof in its entirety and replacing such chart as follows:

“Months	Monthly Base Rent	Annual Rate p/rsf
Commencing on the Rent Commencement Date until the Expansion Premises Rent Commencement Date	$201,155.50	$19.50

Commencing on the Expansion Premises Rent Commencement Date through and including the Expiration Date	$245,292.13	$19.50	”
          h. The definition of “Tenant’s Proportionate Share” is amended by adding the following at the end of such definition: “Notwithstanding the foregoing, as of the Expansion Premises Rent Commencement Date, Tenant’s Proportionate Share is 57.62%.”
     4. The Lease is amended by deleting Appendix 1.1A in its entirety and replacing such appendix with Appendix 1.1A attached hereto.
     5. Section 1.1 Premises. The Lease is amended by deleting the text of Section 1.1 of the Lease in its entirety and replacing such text as follows:
     “Landlord hereby leases the Original Premises to Tenant, and Tenant hereby leases the Original Premises from Landlord, subject to the covenants and conditions set forth in this Lease, for the Term, commencing on the Lease Commencement Date and expiring on the Expiration Date, unless earlier terminated as provided in this Lease. In addition, Landlord hereby leases the Expansion Premises to Tenant, and Tenant hereby leases the Expansion Premises from Landlord, subject to the covenants and conditions set forth in this Lease, for a term, commencing on the earlier of the Expansion Premises Lease Commencement Date or the Expansion Premises Rent Commencement Date and expiring on the Expiration Date, unless earlier terminated as provided in this Lease.”
     6. Options. As Tenant is, pursuant to the terms hereof, leasing the Expansion Premises (referred to in the Lease as the “Option Space”), the Lease is amended by deleting in their entirety, without replacement, Section 1.1.2 of the Lease, Expansion Option, and Section 1.1.3 of the Lease, Right of First Refusal. In addition, Appendix 1.1.2 to the Lease is deleted in its entirety without replacement.
     7. Section 1.2.1 Parking Rights. Notwithstanding any provisions of the Lease to the contrary, Landlord and Tenant acknowledge and agree that Tenant shall be entitled to use, in accordance with the terms of Section 1.2.1 of the Lease, a total of 585 parking spaces in the Parking Lot.
     8. Compressor. The Lease is amended by adding a new Section 1.2.2a thereto as follows:
          “1.2.2a Compressor. Effective as of the date of the First Amendment to Lease, Landlord grants to Tenant a license (the “Compressor License”) to use an approximately ten (10) square foot portion of the loading dock area (the “Compressor Location”) of the Building, as shown on Appendix 1.1 hereof, for the location of its compressor serving Tenant’s manufacturing area of the Premises (the “Compressor”), with the location of any ducts, piping, and/or conduits connecting the Premises to the Compressor to be approved by Landlord. At all times during the Term hereof, Tenant shall maintain, at Tenant’s sole cost and expense, the Compressor in good, operational working order and condition and in compliance with all applicable laws, codes, ordinances, orders, directives, rules and regulations, all insurance requirements, and all reasonable rules and regulations which may be promulgated by Landlord from time to time. Tenant shall pay any and all costs associated with the Compressor, and Tenant shall be solely responsible for the Compressor. No other Tenant equipment may be located in the Compressor Location without Landlord’s express written consent, which may be withheld in Landlord’s reasonable discretion. At Landlord’s option, Tenant shall screen the Compressor with screening reasonably approved by Landlord. At the expiration or earlier termination of the Lease, the Compressor shall remain the property of Tenant, and shall be removed by Tenant in accordance with the terms hereof. Upon the removal by Tenant of the Compressor, Tenant shall repair any damage done in connection with such removal.”
     9. Section 1.3.1 Condition of Premises at Lease Execution. Tenant acknowledges and agrees that the first paragraph of Section 1.3.1 of the Lease applies to the Original Premises. Said Section 1.3.1 is amended by adding the following as a second paragraph of said Section 1.3.1:
          “Landlord agrees to deliver the Expansion Premises to Tenant in their present condition (i.e., as of the date of the First Amendment to Lease), subject to the construction of the Landlord’s Expansion Premises Work by Landlord as provided in Section 1.3.4 hereof and Appendix 1.3.4, both as amended by the First Amendment to Lease. Tenant acknowledges that the Expansion Premises are being delivered “as is”, that Tenant has performed preliminary investigations and reviews and has concluded on its own judgment that the Expansion Premises are suitable for the purposes intended, without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) from Landlord or any agent of Landlord, except as expressly provided in this Lease. Landlord represents and warrants to Tenant that Landlord has not received any written notice from any governmental authority or any of its consultants that improvements to the Expansion Premises will require code-compliance-related upgrades or capital improvements to the Common Areas or other portions of the Building outside of the Expansion Premises. Further, Landlord represents that Landlord has not received written notice from any governmental authority or any of its consultants that the Building is in violation of any applicable laws; provided, however, that (a) this representation does not relate to any fire protection and electrical work with respect to the initial Tenant Improvements being required by the Town of Bedford, and (b) Tenant acknowledges that due to its current “under construction” condition, the Premises or components thereof may not currently comply with all applicable laws.”
     10. Section 1.3.2 Acceptance of Premises. Landlord and Tenant acknowledge and agree that Section 1.3.2 applies to each of the Original Premises and the Expansion Premises.
     11. Section 1.3.3 Tenant Work. Section 1.3.3 of the Lease is amended by adding the following at the end of said Section: “Tenant agrees to complete in accordance with the terms and provisions of this Lease, on or before July 1, 2011, at Tenant’s sole cost and expense, the following work in the cafeteria and the fitness room located in the Building: (a) replace all existing cafeteria furniture with cafeteria furniture selected by Tenant and approved by Landlord in its reasonable discretion and sufficient in number to accommodate 150 patrons, and (b) provide and install two (2) new LCD/LED TVs, approved by Landlord in its reasonable discretion as to size and location, in the fitness room. Further, Tenant shall have the right, but not the obligation, at Tenant’s sole cost and expense, to replace the ceiling in the cafeteria, subject to and in accordance with the terms and provisions of the Lease.”
     12. Section 1.3.4.1 Landlord’s Expansion Premises Work. The Lease is amended by adding thereto a new Section 1.3.4.1 as follows:
          “The “Landlord’s Expansion Premises Work” shall mean the initial improvements to be constructed by Landlord to the Expansion Premises (and as further defined in Appendix 1.3.4, as amended) all in accordance with Appendix 1.3.4, as amended. Notwithstanding anything to the contrary contained herein, any and all costs (including both hard and soft costs of construction) of the Landlord’s Expansion Premises Work in excess of $446,740.00 shall be paid by Tenant within ten (10) days of the date of an invoice from Landlord. In addition to the Landlord’s Expansion Premises Work (but not as part thereof), Landlord agrees to complete certain work to the cafeteria and the fitness room, as described on Schedule 3 attached to Appendix 1.3.4 hereof. Notwithstanding anything to the contrary contained herein, Landlord shall, within a commercially reasonable period of time, repair and/or correct any defects in the Landlord’s Expansion Premises Work of which Tenant has delivered notice to Landlord prior to the expiration of the one (1) year period following the date of substantial completion thereof.”
     13. Section 1.3.6 Fourth Floor Stairwell. Landlord and Tenant acknowledge and agree that as Tenant is leasing the Option Space, the terms and provisions of Section 1.3.6 of the Lease (except for the last three (3) sentences thereof) are unnecessary, and hence, the Lease is amended by deleting the text of said Section 1.3.6, other than the last three (3) sentences thereof.
     14. Section 1.4.3 Delay in Possession. (a) The Lease is amended by deleting in its entirety the text of Section 1.4.3 thereof and replacing such text as follows:
          “If for any reason, other than Tenant Delays, Landlord has not substantially completed the Tenant Improvements by August 1, 2010, except as hereinafter provided, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, the Rent Commencement Date shall be extended by one day for each day from August 2, 2010 until the date of substantial completion of the Tenant Improvements. Notwithstanding the foregoing, if the delay in substantial completion of the Tenant Improvements resulted from a Tenant Delay, the Rent Commencement Date shall remain January 1, 2011. Except for the remedies specifically set forth in this Section 1.4.3, which are Tenant’s sole remedies for the failure of the Tenant Improvements to be substantially complete by August 1, 2010, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, and Tenant waives any right to rescind this Lease or to recover from Landlord any damages, direct or indirect, which may result from the failure of Landlord to timely substantially complete the Tenant Improvements. Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that the additional work requested by Tenant and shown on certain construction drawings dated March 31, 2010 (which incorporate certain design elements from Spagnolo Gisness & Associates), as well as on certain plans submitted by Tenant to Landlord on May 3, 2010 (collectively, the “Additional Work”) is a change to the Tenant Improvements, and as such, (a) any and all costs of the Additional Work shall be paid by Tenant, as further set forth in Section 1.3.4 of the Lease and Appendix 1.3.4 thereof, (b) substantial completion of the Tenant Improvements shall occur without substantial completion of the Additional Work, and (c) the terms and provisions of the first three sentences of this Section 1.4.3 shall not apply to the Additional Work and the substantial completion thereof. Landlord shall, however, use commercially reasonable efforts to diligently work to complete, at Tenant’s sole cost and expense, the Additional Work.”
          a. The Lease is further amended by adding the following as a new Section 1.4.3.1 with respect to the Expansion Premises: “If for any reason, other than Tenant Delays, Landlord has not substantially completed the Landlord’s Expansion Premises Work by the date which is one hundred eighty (180) days after the date that Tenant’s Construction Plans for the Landlord’s Expansion Premises Work have been finally approved by Landlord and the bidding process described in Section 3.4 of Appendix 1.3.4 has been completed (the “Landlord’s Expansion Premises Work Expected Completion Date”), except as hereinafter provided, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof, but in such case, the Expansion Premises Rent Commencement Date shall be extended by one day for each day from the Landlord’s Expansion Premises Work Expected Completion Date until the date of substantial completion of the Landlord’s Expansion Premises Work. Notwithstanding the foregoing, if the delay in substantial completion of the Landlord’s Expansion Premises Work resulted from a Tenant Delay, or if the Landlord’s Expansion Premises Work shown on the Tenant’s Construction Plans therefor cannot reasonably be expected to be completed within 180 days (i.e., the materials specified in Tenant’s Construction Plans are backordered and/or not otherwise available when needed (and Tenant, after consultation with Landlord, does not wish to substitute other material(s) for such backordered or unavailable item(s)), the work specified is not standard office improvements, etc.), or if the Tenant’s Construction Plans and the bidding process described in Section 3.4 of Appendix 1.3.4 are not finally approved by February 1, 2011 (notwithstanding Landlord’s compliance with the requirements of Appendix 1.3.4) (collectively, “Permitted Delays”, such term, however, shall exclude delays resulting from improvements or upgrades to components of the electrical systems, sprinkler systems, or other Building systems required in connection with the Landlord’s Expansion Premises Work by any governmental authority or quasi-governmental authority having jurisdiction over the Property), Landlord’s Expansion Premises Work Expected Rent Commencement Date shall remain August 1, 2011. In addition to the above, if Landlord has not substantially completed the Landlord’s Expansion Premises Work, for reasons other than Permitted Delays, by the date that is ninety (90) days following Landlord’s Expansion Premises Work Expected Completion Date, Tenant, at Tenant’s option, exercised by written notice to Landlord given no later than ten (10) days after the expiration of such ninety (90) day period, may elect to complete Landlord’s Expansion

Premises Work on its own (with the remaining costs therefor (up to a total of $446,740.00, but less costs already paid by Landlord for Landlord’s Expansion Premises Work) to be reimbursed to Tenant by Landlord within thirty (30) days of receipt by Landlord of an invoice from Tenant for such costs, accompanied by customary documentation supporting the charges for completion of such work, which documentation is of a scope and detail sufficient to satisfy a commercial construction lender operating in the market area in which the Building is located and which shall include copies of paid invoices from Tenant’s contractor, paid invoices for materials, equipment, moving and/or installation charges, and lien waivers). If such option is chosen, Landlord shall reasonably cooperate with Tenant to accommodate Tenant’s contractor, and as otherwise reasonably necessary for Tenant to complete the Landlord Work. If Landlord fails to reimburse Tenant for such costs (up to the limit set forth herein) within such thirty-day period, Tenant shall have the right to offset unreimbursed costs against Monthly Base Rent; provided, however, Tenant shall not be entitled to offset more than 20% of any particular installment of Monthly Base Rent. Except for the remedies specifically set forth in this Section 1.4.3, which are Tenant’s sole remedies for the failure of the Landlord’s Expansion Premises Work to be substantially complete by the Landlord’s Expansion Premises Work Expected Completion Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, and Tenant waives any right to rescind this Lease or to recover from Landlord any damages, direct or indirect, which may result from the failure of Landlord to timely substantially complete the Landlord’s Expansion Premises Work.”
     15. Appendix 1.3.4 Tenant Improvements – Landlord’s Work. The terms and provisions of Appendix 1.3.4 shall apply to Landlord’s Expansion Premises Work, but with the following modifications:
          a. The words “Landlord’s Expansion Premises Work” shall be substituted for the words “Tenant Improvements” and for the words “Landlord’s Work”. For purposes of clarification, the Landlord’s Expansion Premises Work may include improvements or upgrades to components of the electrical systems, sprinkler systems, or other Building systems required in connection with the Landlord’s Expansion Premises Work by any governmental authority or quasi-governmental authority having jurisdiction over the Property; provided, however, the Landlord’s Expansion Premises Work shall not include improvements or upgrades to the so-called West tower of the Building or any systems therein which may be required by Legal Requirements, whether or not triggered by the Landlord’s Expansion Premises Work.
          b. All references to “Exterior Improvements” are deleted and a new definition is included in place thereof as follows: “Cafeteria and Fitness Room Improvements – certain improvements to the cafeteria and the fitness room located on the Property, as further described on Schedule 3 attached hereto and made a part hereof.” In addition, Schedule 3 attached hereto is hereby attached as Schedule 3 to said Appendix 1.3.4.

          c. Landlord shall perform and complete the Landlord’s Expansion Premises Work and the Cafeteria and Fitness Room Improvements in a good and workmanlike manner and in material compliance with Legal Requirements specifically applicable to the Landlord’s Expansion Premises Work.
          d. All references to the words “Space Plan” shall refer to the space plans and scope of work for Landlord’s Expansion Premises Work which shall be provided by Tenant to Landlord and then finalized pursuant to the procedure set forth in the third paragraph of Section 1.1.2 of the Lease.
          e. Paragraph 3 of Appendix 1.3.4 is amended by adding the following to the end of said paragraph: “Notwithstanding anything to the contrary contained herein, the Construction Plans for Landlords’ Expansion Premises Work shall be completed and finally approved no later than January 1, 2011; any failure of such Construction Plans to be completed and approved by such date (other than on account of Landlord’s non-compliance with the schedule set forth in this Paragraph 3) shall constitute a “Tenant Delay”.
          f. The text of Paragraph 4 of Appendix 1.3.4 is deleted in its entirety and replaced as follows: “Subject to Tenant’s payment obligations set forth below, Landlord shall pay the costs to construct the Landlord’s Expansion Premises Work. Any and all costs of the Landlord’s Expansion Premises Work in excess of $446,740.00 shall be paid by Tenant as provided in Section 5 below. Notwithstanding the foregoing, if Tenant makes approved changes to the Landlord’s Expansion Premises Work which result in cost savings, such savings may be applied to other portions of the Landlord’s Expansion Premises Work (the intent of the parties being that while certain line-items on the construction budget may change, Landlord shall pay for the Landlord’s Expansion Premises Work up to $446,740.00).”
          g. The text of Paragraph 5 of Appendix 1.3.4 is deleted in its entirety and replaced as follows: “Tenant shall not be permitted to make any change in the Landlord’s Expansion Premises Work without the prior written approval of Landlord, which may be exercised, and made subject to such conditions as Landlord may require, in its reasonable discretion. The cost of such changes and the additional costs as a result of any changes, including the cost to revise the Construction Plans, obtain any additional permits, construct any additional improvements required as a result thereof, the cost for materials and labor, the cost for any construction supervisory or administrative fee payable by Landlord to its property manager, and all other additional costs incurred by Landlord from resulting delays in completing the Landlord’s Expansion Premises Work, which, in any case increase the cost of the Landlord’s Expansion Premises Work to an amount in excess of $446,740.00, shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of notice from Landlord. If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) proceed with the other work not affected by such change until such payment is received; and/or (ii) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. ”
          h. A new Section 3.4 is added to Appendix 1.3.4 as follows: “Landlord shall provide Tenant with Landlord’s contractor’s estimate of the cost for completion of the Landlord’s Expansion Premises Work. If such estimate does not include bids by a total of three (3) contractors, within five (5) days of receipt of such estimate, Tenant may request, by written notice to Landlord, that Landlord obtain up to two (2) additional bids for Landlord’s Expansion Premises Work. After receipt of all bids, Landlord shall present all such bids to Tenant, and Landlord and Tenant shall mutually agree to either use Landlord’s contractor or accept one of such bids (both parties acknowledging and agreeing that they will consider factors, other than price, in choosing the contractor to perform the Landlord’s Expansion Premises Work, such that the low bidder will not automatically be the chosen contractor).”
     16. Payment of Certain Costs. Landlord and Tenant acknowledge and agree that, pursuant to Section 1.3.4 of the Lease and Appendix 1.3.4 of the Lease, Tenant is responsible for the payment of any and all costs associated with certain fire protection and electrical work with respect to the Premises required by the Town of Bedford (which costs result in a total Tenant Improvement cost in excess of $3,198,768.00).
     17. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker or agent in connection with this First Amendment, other than Richards Barry Joyce & Partners, LLC and Grubb & Ellis.(collectively, the “Broker”), and that, insofar as it knows, no other broker or agent negotiated this First Amendment or is entitled to any commission in connection herewith. Each of Landlord and Tenant agrees to indemnify, defend and hold the other (and in the case of Landlord, its asset manager, its property manager and their respective employees) harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Landlord or Tenant, as the case may be, in connection with the First Amendment.
     18. Lender Approval; Non-Disturbance. Landlord shall, concurrent with obtaining Landlord’s lender’s approval of this First Amendment, obtain from such lender an amendment to the existing SNDA which recognize Tenant’s rights under the Lease as amended by this First Amendment, re-defines the Premises to include the Expansion Premises, and re-defines “Landlord’s Work” to include the Landlord’s Expansion Premises Work and the Cafeteria and Fitness Room Improvements.
     19. Notice of Lease. Concurrently with the mutual execution and delivery of this First Amendment, Landlord and Tenant shall execute and deliver, in recordable form, an amendment to the existing notice of the Lease.
     20. Successors and Assigns. It is mutually agreed that all covenants, conditions and agreements set forth in the Lease (as amended hereby) shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     21. Estoppel. Landlord represents, warrants and certifies to Tenant that, as of the date of this First Amendment, and after giving effect to the terms hereof, no Tenant Delay exists under the Lease in connection with the construction of the Tenant Improvements, nor to the best of Landlord’s knowledge, does any default of Tenant exist under the Lease.
     22. Submission Not an Offer. The submission of this First Amendment shall not constitute an offer and this First Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.
     23. Ratification, Etc. Except as modified hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto.
     24. Inconsistencies or Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this First Amendment shall be resolved in favor of the terms and provisions of this First Amendment.
     25. Modification. This First Amendment shall not be modified except in writing signed by both parties hereto.
     26. Counterparts, Etc. This First Amendment may be executed by the parties hereto in multiple counterparts, each of which when taken together shall constitute a fully executed original document. Additionally, telecopied or e-mailed signatures may be used in place of original signatures on this First Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this First Amendment based on the form of signature.
     27. Tenant’s Authority. Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this First Amendment, and that the individual signing on behalf of Tenant has been duly authorized to bind the Tenant by his signature.
     28. Landlord’s Authority. Landlord represents and warrants for itself that all requisite organizational action has been taken in connection with this First Amendment, and that the individual signing on behalf of Landlord has been duly authorized to bind the Landlord.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first indicated above.
Landlord:

MSCP CROSBY, LLC, a Delaware limited liability company

By:	Divco West Real Estate Services, Inc., its agent

By:

Name:
Title:

TENANT:

ACME PACKET, INC., a Delaware corporation

By:

Name:
Title:

APPENDIX 1.1A
PLAN OF PREMISES (ORIGINAL PREMISES AND EXPANSION PREMISES)

= TENANT PREMISES

GROUND FLOOR
MAY 19, 2010

LEASE EXHIBIT

100 CROSBY DRIVE - BEDFORD, MA

DIVCOWEST

RICHARDS BARRY JOYCE & PARTNERS, LLC

DYER BROWN

Dyer Brown & Associates, Inc.
One Winthrop Square
Boston, Massachusetts 02110

= TENANT PREMISES

FIRST FLOOR
MAY 19, 2010

LEASE EXHIBIT

100 CROSBY DRIVE - BEDFORD, MA

DIVCOWEST

RICHARDS BARRY JOYCE & PARTNERS, LLC

DYER BROWN

Dyer Brown & Associates, Inc.
One Winthrop Square
Boston, Massachusetts 02110

= TENANT PREMISES

SECOND FLOOR
MAY 19, 2010

LEASE EXHIBIT

100 CROSBY DRIVE - BEDFORD, MA

DivcoWest

Richards Barry Joyce & Partners, LLC

DYER BROWN

Dyer Brown & Associates, Inc.

= TENANT PREMISES

THIRD FLOOR
MAY 19, 2010

LEASE EXHIBIT

100 CROSBY DRIVE - BEDFORD, MA

DIVCOWEST

RICHARDS BARRY JOYCE & PARTNERS, LLC

DYER BROWN

Dyer Brown & Associates, Inc.
One Winthrop Square
Boston, Massachusetts 02110

SCHEDULE 3 TO APPENDIX 1.3.4
CAFETERIA AND FITNESS ROOM IMPROVEMENTS
The Cafeteria and Fitness Room Improvements are limited to the following, using building standard materials, finishes, and colors chosen by Landlord and approved by Tenant in its reasonable discretion (provided, however, if Tenant does respond to Landlord’s request for approval within three (3) business days, such materials, finishes, and/or colors chosen by Landlord shall be deemed approved):
1.	Clean and shampoo the carpet in the cafeteria.

2.	Generally clean the cafeteria and fitness room.

3.	Paint the cafeteria.

4.	Paint the fitness center.

5.	Locker room and restrooms located on the garden level in the East Tower are to be improved as follows:
a.	Remove the wallpaper in the women’s shower room; repair (as deemed necessary by Landlord in its reasonable discretion) and paint such walls.

b.	Repair (as deemed necessary by Landlord in its reasonable discretion) and paint the restroom walls (including the men’s shower area).

c.	Replace the ceiling tile in the restrooms and shower area.

A-5